Exhibit 99.B (n)(1)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING SERIES FUND, INC.

Classes of Shares
	A	B	C	I	O	R	W
ING 130/30 Fundamental Research Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A
ING Alternative Beta Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Balanced Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A
ING Corporate Leaders 100 Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Global Target Payment Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Global Science and Technology Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A
ING Growth and Income Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö
ING Index Plus LargeCap Fund	Ö	Ö	Ö	Ö	Ö	Ö	N/A
ING Index Plus MidCap Fund	Ö	Ö	Ö	Ö	Ö	Ö	N/A
ING Index Plus SmallCap Fund	Ö	Ö	Ö	Ö	Ö	Ö	N/A
ING Money Market Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A
ING Small Company Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö
ING Strategic Allocation Conservative Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A
ING Strategic Allocation Growth Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A
ING Strategic Allocation Moderate Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A
ING Tactical Asset Allocation Fund	N/A	N/A	N/A	Ö	N/A	N/A	N/A
ING U.S. Government Money Market Fund	Ö	Ö	Ö	Ö	Ö	N/A	N/A

Date last updated:  June 3, 2009